      As filed with the Securities and Exchange Commission on June 9, 2000
                                                          Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  ------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                    Under the
                             SECURITIES ACT OF 1933
                                  ------------

                            WHITEHALL JEWELLERS, INC.
             (Exact name of registrant as specified in its charter)

                Delaware                                     36-1433610
     (State or other jurisdiction                          (I.R.S. Employer
   of incorporation or organization)                      Identification No.)

           155 N. Wacker Drive
            Chicago, Illinois                                   60606
(Address of Principal Executive Offices)                      (Zip Code)


             Whitehall Jewellers, Inc. 1997 Long-Term Incentive Plan
                            (Full title of the plan)

                               John R. Desjardins
              Executive Vice President, Finance and Administration
                            Whitehall Jewellers, Inc.
                               155 N. Wacker Drive
                             Chicago, Illinois 60606
                     (Name and address of agent for service)

                                 (312) 782-6800
                          (Telephone number, including
                        area code, of agent for service)
                                 ---------------

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------
                                         Proposed Maximum    Proposed Maximum
  Title of Securities    Amount to be     Offering Price     Aggregate Offering       Amount of
   to be Registered     Registered (1)      Per Share              Price           Registration Fee
---------------------------------------------------------------------------------------------------
Common Stock,
$.001 par value(3)    1,500,000 shares         (2)             $25,325,211.91           $6685.86
---------------------------------------------------------------------------------------------------

(1) This registration statement also covers such additional and indeterminate number of shares as may become issuable because of the provisions of the Whitehall Jewellers, Inc. 1997 Long Term Incentive Plan relating to adjustments for changes resulting from a stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution other than a regular cash dividend.

(2) Estimated solely for the purpose of calculating the registration fee and, pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based upon (i) as to options to purchase 810,436 shares of Common Stock, a weighted average purchase price of $20.56 per share and
         (ii) as to 689,564 shares of Common Stock relating to options available for grant, the average of the high and low prices of the Common Stock of the Company reported on the New York Stock Exchange on June 7, 2000, which was $12.5625.

(3) Includes 1,500,000 associated rights ("Rights") to purchase 1/100 of a share of Series A Junior Participating Preferred Stock, par value $.001 per share. Rights initially are attached to and trade with the Common Stock of the registrant. The value attributable to such Rights, if any, is reflected in the market price of the Common Stock.

                      REGISTRATION OF ADDITIONAL SECURITIES

     On March 4, 1998, Whitehall Jewellers, Inc. a Delaware corporation (the registrant), filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (Registration No. 333-47601) (the "Prior Registration Statement") in order to register shares of its common stock, $.001 par value per share ("Whitehall Common Stock"), and the Rights for issuance under the Whitehall Jewellers, Inc. 1997 Long-Term Incentive Plan (f/k/a Marks Bros. Jewelers, Inc. 1997 Long-Term Incentive Plan) (the "Plan").

     In accordance with General Instruction E to Form S-8, this registration statement is being filed in order to register additional shares of Whitehall Common Stock and additional Rights for issuance under the Plan. The contents of the Prior Registration Statement, which became effective on March 4, 1998, are incorporated herein by reference.

     The required opinion and consents are listed on the Exhibit Index attached hereto.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 6th day of June, 2000.

                           WHITEHALL JEWELLERS, INC.


                           By: /s/ John R. Desjardins
                               ------------------------------------------------
                               John R. Desjardins
                               Executive Vice President, Finance and
                               Administration

                                   SIGNATURES

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints Hugh M. Patinkin and John R. Desjardins, and each or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 6th day of June, 2000.


/s/ Hugh M. Patinkin           Chairman, President and Chief Executive Officer
---------------------------    (principal executive officer) and Director
Hugh M. Patinkin


/s/ John R. Desjardins         Executive Vice President, Finance and
---------------------------    Administration and Secretary
John R. Desjardins             (principal financial and accounting officer)
                                and Director

/s/ Matthew M. Patinkin        Director
--------------------------
Matthew M. Patinkin


/s/ Norman J. Patinkin         Director
---------------------------
Norman J. Patinkin


/s/ Jack A. Smith              Director
---------------------------
Jack A. Smith


/s/ Daniel H. Levy             Director
---------------------------
Daniel H. Levy


/s/ Richard K. Berkowitz       Director
---------------------------
Richard K. Berkowitz

                                  EXHIBIT INDEX

     The following documents are filed herewith or incorporated herein by reference.

Exhibit
  No.             Description
-------           -----------

5                 Opinion of Sidley & Austin.

23.1              Consent of Independent Public Accountants.

23.2              Consent of Sidley & Austin (contained in Exhibit 5 hereto).

24                Powers of Attorney (contained on the signature page hereto).

99                1997 Long-Term Incentive Plan, as amended.